EXHIBIT 32.01

CERTIFICATION
PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Jon C. Sundt, the Principal Executive and Principal Financial Officer of Altegris Portfolio Management, Inc. (d/b/a APM Funds), the General Partner of Winton Futures Fund, L.P. (US) (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ending September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 13, 2008

/s/ Jon C. Sundt
Jon C. Sundt
President (principal executive and principal financial officer)
Altegris Portfolio Management, Inc. (d/b/a APM Funds)
General Partner of Winton Futures Fund, L.P. (US)

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